CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm included on the cover page and under the captions of "Independent Registered Public Accounting Firm" in the Statement of Additional Information and "Financial Highlights" in the Prospectuses in Post-Effective Amendment Number 2 to the Registration Statement (Form N-1A No. 333-219187).

We also consent to the incorporation by reference therein and use of our reports dated October 25, 2018 with respect to the financial statements and financial highlights of USAA Core Intermediate- Term Bond ETF, USAA Core Short-Term Bond ETF, USAA MSCI Emerging Markets Value Momentum Blend Index ETF, USAA MSCI International Value Momentum Blend Index ETF, USAA MSCI USA Small Cap Value Momentum Blend Index ETF, and USAA MSCI USA Value Momentum Blend Index ETF for the year ended August 31, 2018 included in the Annual Report (Form N-CSR) for 2018 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Antonio, Texas

December 21, 2018